UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2010

PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

830 Bergen Avenue, Jersey City, New Jersey	07306-4599
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (201) 333-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  Election of Director.  On September 23, 2010, the Board of Directors (the “Board”) of Provident Financial Services, Inc. (the “Company”), pursuant to the Bylaws of the Company, increased the size of the Board from twelve to thirteen and appointed Terence Gallagher to the Board.  Mr. Gallagher has also been appointed to the Board of Directors of The Provident Bank, the Company’s wholly owned subsidiary.  He has not been appointed to any committees of the Board at this time.  The Company issued a news release on September 24, 2010 to announce the appointment of Mr. Gallagher to the Board.  The full text of the news release is attached as an Exhibit to this Current Report on Form 8-K.  There have been no transactions between the Company (or The Provident Bank) and Mr. Gallagher of a nature reportable pursuant to Section 404(a) of SEC Regulation S-K.

Item 9.01.                      Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.                                Description

99.1	News release dated September 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.
DATE: September 27, 2010	By:	/s/ John F. Kuntz_________________
John F. Kuntz
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit                                   Description

99.1	News release dated September 24, 2010.